AEROFLEX SHIPS GRMATS UNITS TO THE U.S. MARINE CORPS.
Reiterates Guidance at the High End of the Previously Announced Range

PLAINVIEW, New York -- January 3, 2012 -- Aeroflex Holding Corp. ("Aeroflex") (NYSE: ARX), a leading global provider of high performance microelectronic components and test and measurement equipment, today announced it has shipped all of the Ground Radio Maintenance Automatic Test Systems (“GRMATS”) to the U.S. Marine Corps under the $16.1 million initial release of its $40.5 million indefinite delivery indefinite quantity (“IDIQ”) contract.  Approximately $11 million in sales will be recognized in Aeroflex’s second fiscal quarter ending December 31, 2011 with the balance of the initial release to be recognized early in Aeroflex’s fiscal third quarter ending March 31, 2012.

Aeroflex is revising its fiscal second quarter net sales guidance to the high end of its previously announced range of $160 million to $170 million, to $165 million to $170 million.

“The outstanding support and dedication of the U.S. Marine Corps has been crucial in helping us complete the approval process for shipping the GRMATS units,” said Len Borow, Chief Executive Officer of Aeroflex.  “The U.S. Marine Corps is an extremely important customer and this process has allowed us to strengthen and deepen that relationship.  We look forward to continuing our partnership with the U.S. Marine Corps, as well as other branches of the U.S. military by providing them with state-of-the-art testing solutions.”

GRMATS is a digital, software-defined automatic radio test system based on the Aeroflex 7200 platform, which will be used for test and diagnostic functions for both current and future software-defined, tactical radios.  As a result of Aeroflex’s work on GRMATS, the Aeroflex 7200 will be capable of testing the next generation of software defined radios regardless of the manufacturer.

About Aeroflex

Aeroflex Holding Corp. is a leading global provider of high performance microelectronic components and test and measurement equipment used by companies in the space, avionics, defense, commercial wireless communications, medical and other markets.

Forward-looking Statements

All statements other than statements of historical fact included in this press release regarding Aeroflex’s business strategy and plans and objectives of its management for future operations are forward-looking statements.  When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements.  Such forward-looking statements are based on the current beliefs of Aeroflex’s management, as well as assumptions made by and information currently available to its management.  Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, adverse developments in the global economy; dependence on growth in customers’ businesses; the ability to remain competitive in the markets Aeroflex serves; the inability to continue to develop, manufacture and market innovative, customized products and services that meet customer requirements for performance and reliability; any failure of suppliers to provide raw materials and/or properly functioning component parts; the  termination of key contracts, including technology license agreements, or loss of key customers; the inability to protect intellectual property; the failure to comply with regulations such as International Traffic in Arms Regulations and any changes in regulations; the failure to realize anticipated benefits from completed acquisitions, divestitures or restructurings, or the possibility that such acquisitions, divestitures or restructurings could adversely affect Aeroflex; the loss of key employees; exposure to foreign currency exchange rate risks; and terrorist acts or acts of war.   Such statements reflect the current views of management with respect to the future and are subject to these and other risks, uncertainties and assumptions. Aeroflex does not undertake any obligation to update such forward-looking statements.  Any projections in this release are based on limited information currently available to Aeroflex, which is subject to change.  Although any such projections and the factors influencing them will likely change, Aeroflex will not necessarily update the information, since Aeroflex will only provide guidance at certain points during the year.

Contact:
Andrew Kaminsky
Aeroflex Holding Corp.
(516) 752-6401
andrew.kaminsky@aeroflex.com